Exhibit 5.1

December 31, 2025

Energy Vault Holdings, Inc.

4165 East Thousand Oaks Blvd., Suite 100

Westlake Village, California 91362

Ladies and Gentlemen:

We have acted as counsel for Energy Vault Holdings, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 4,500,000 shares (the “Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable upon exercise of certain warrants to purchase shares of the Common Stock (the “Warrants”).

We have also participated in the preparation of a Prospectus relating to the Securities (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Prospectus, (v) the warrant agreement, dated August 18, 2025 (the “Warrant Agreement”), and (viii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In addition, we have reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents,  (vi) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, and (vii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Securities proposed to be sold by the Selling Stockholder have been duly authorized, and will be, upon exercise of the Warrants in accordance with the terms of the Warrant Agreement and payment of the consideration contemplated by the Warrant Agreement (not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

Vinson & Elkins LLP Attorneys at Law	1114 Avenue of the Americas, 32nd Floor
Austin Dallas Denver Dubai Dublin Houston London	New York, New York 10036
Los Angeles New York Richmond San Francisco Tokyo Washington	Tel +1.212.237.0000 Fax +1.713.758.2346 velaw.com

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

Very truly yours,

/s/ Vinson & Elkins, L.L.P.

Vinson & Elkins LLP Attorneys at Law	1114 Avenue of the Americas, 32nd Floor
Austin Dallas Denver Dubai Dublin Houston London	New York, New York 10036
Los Angeles New York Richmond San Francisco Tokyo Washington	Tel +1.212.237.0000 Fax +1.713.758.2346 velaw.com